UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2024, Jeremy Humphers notified Devon Energy Corporation (the “Company”) that he will retire as Senior Vice President and Chief Accounting Officer of the Company effective March 8, 2024. In connection with Mr. Humphers’ retirement, on January 23, 2024, the Board of Directors of the Company appointed John Sherrer to succeed Mr. Humphers as the Vice President, Accounting and Controller of the Company and designated Mr. Sherrer as the principal accounting officer of the Company, in each case effective upon Mr. Humphers’ retirement.

Mr. Sherrer, 43, joined the Company in 2011 and has served in various accounting roles of increasing responsibility. He most recently served as the Director, Financial Accounting of the Company. Prior to that role, Mr. Sherrer served in other accounting roles at the Company, including Accounting Manager, Financial Analysis and Reporting and Financial Accounting Supervisor, Accounting Policy from 2011 to 2023. From 2004 to 2010, Mr. Sherrer worked at KPMG LLP in audit. Mr. Sherrer graduated from Oklahoma State University in 2004 with Bachelor’s and Master’s of Science degrees in Accounting and is a certified public accountant.

Mr. Sherrer will receive awards of performance share units and restricted stock with an aggregate value of $300,000, in each case (i) with a grant date aligned with the Company’s ordinary course calendar for stock awards for employees expected to be made in February 2024, and (ii) subject to the terms of the Company’s 2022 Long-Term Incentive Plan. Following the effective date of his promotion, Mr. Sherrer will enter into a severance agreement (the “Severance Agreement”) pursuant to which he will be eligible for the payment of severance in connection with certain employment terminations, including termination by the Company other than for “cause” or by Mr. Sherrer for “good reason,” as those terms are defined in the Severance Agreement, for a lump-sum cash payment equal to two times the sum of his base salary and annual bonus, a prorated annual bonus, and payment for reasonable outplacement assistance.

There are no arrangements or understandings between Mr. Sherrer and any other person pursuant to which Mr. Sherrer was selected as an officer. Mr. Sherrer has no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Sherrer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Christopher J. Kirt
Christopher J. Kirt
Vice President Corporate Governance and Secretary

Date: January 23, 2024